EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of OMI Corporation on Form S-3 of our report dated February 23, 1999 (February 28, 1999 as to Note 7), appearing in the Annual Report on Form 10-K of OMI Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                        /s/ Deloitte & Touche LLP
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                                        New York, New York
                                        February 11, 2000